UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Kodiak Oil & Gas Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KODIAK OIL & GAS CORP.
1625 Broadway, Suite 250, Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, AUGUST 13, 2009

To all Shareholders of Kodiak Oil & Gas Corp.:

        NOTICE IS HEREBY GIVEN that the 2009 Annual General Meeting of Shareholders of Kodiak Oil & Gas Corp. (the "Company") will be held at 1625 Broadway, Suite 820, Denver, Colorado 80202, on Thursday, August 13, 2009, beginning at 9:00 a.m. MDT, for the following purposes:

  1.
  to elect the Nominees to the Company's Board to serve until the Company's 2010 Annual General Meeting of Shareholders or until successors are duly elected and qualified;

  2.
  to ratify the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  3.
  any other business that may properly come before the meeting.

        The Board has fixed Monday, July 13, 2009 as the record date for the 2009 Annual General Meeting. Only shareholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual General Meeting. A list of registered shareholders as of July 13, 2009 will be available at the Annual General Meeting for inspection by any shareholder.

        Shareholders will need to register at the meeting to attend the meeting. If your shares are not registered in your name, you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of the Company's stock as of July 13, 2009. Please bring that documentation to the meeting to register.

IMPORTANT

        If you are a registered holder, whether or not you expect to attend the Annual General Meeting, please sign and promptly return the enclosed proxy card. If you are a non-registered/beneficial holder, whether or not you expect to attend the Annual General Meeting, please vote in accordance with the instructions on your voting instruction form, which may allow voting by telephone or via the Internet. Should you decide to attend the meeting, you may revoke your proxy in accordance with the revocation procedures discussed in the enclosed Proxy Statement and vote your shares in person.

By Order of the Board of Directors,
/s/ JAMES K. DOSS James K. Doss, Secretary Denver, Colorado July 13, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 13, 2009

The Company's Proxy Statement and Annual Report on Form 10-K for the year ended
December 31, 2008 are available at http://www.kodiakog.com

Dear Shareholder:	July 13, 2009

        I am pleased to invite you to attend the 2009 Annual General Meeting of Shareholders of Kodiak Oil & Gas Corp. (the "Company"), which will be held on Thursday, August 13, 2009, at 9:00 a.m. MDT, in Denver, Colorado. We will meet at 1625 Broadway, Suite 820, Denver, Colorado.

        The matters to be acted upon at the meeting are described in the accompanying Notice of Annual General Meeting and Proxy Statement. At the meeting, we will also report on the Company's operations and respond to any questions you may have.

        Whether or not you are personally able to attend the Annual Meeting, please promptly vote your shares in accordance with the enclosed proxy card or voting instruction form as soon as possible. Submitting your vote by such means in advance of the Annual Meeting will not limit your right to attend the meeting and vote in person. Your vote is very important.

Very truly yours,
/s/ LYNN A. PETERSON
Lynn A. Peterson President and Chief Executive Officer

 KODIAK OIL & GAS CORP.
PROXY STATEMENT

i

KODIAK OIL & GAS CORP.
1625 BROADWAY, SUITE 250, DENVER, COLORADO 80202

PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 13, 2009

        Unless the context requires otherwise, references in this statement to "we," "us," or "our" refer to Kodiak Oil & Gas Corp.

        The Annual General Meeting of Shareholders of Kodiak Oil & Gas Corp. (the "Company") will be held on Thursday, August 13, 2009 at 1625 Broadway, Suite 820, Denver, Colorado 80202, beginning at 9:00 a.m. MDT. We are providing the enclosed Proxy Statement, proxy materials and form of proxy in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for this Annual General Meeting. The Company anticipates that this Proxy Statement, proxy materials and the form of proxy will be first mailed to holders of the Company's stock on or about July 16, 2009.

        You are invited to attend the meeting at the above stated time and location. If you plan to attend and your shares are held in "street name"—in an account with a bank, broker, or other nominee—you must obtain a proxy issued in your name from such broker, bank or other nominee.

        You can vote your shares by completing and returning the proxy card, or, if you are a non-registered/beneficial holder, by following the instructions set forth in the enclosed voting instruction form. A returned signed proxy card or voting instruction form without any indication of how shares should be voted will be voted FOR the election of directors and FOR the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

        Our corporate bylaw defines a quorum as two persons present in person, each being a shareholder entitled to vote or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Company entitled to vote at the meeting. Our bylaw does not allow cumulative voting for directors. The nominees who receive the most votes will be elected.

QUESTIONS AND ANSWERS ABOUT THE MEETING, PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

        The Company is providing this Proxy Statement and proxy card directly to shareholders who are shareholders of record at the close of business on July 13, 2009 and are entitled to vote at the Annual General Meeting. This Proxy Statement describes issues on which the Company would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual General Meeting to vote your shares.

        When you submit your executed proxy card, you appoint Lynn A. Peterson, President and Chief Executive Officer (or "CEO") of the Company and a member of the Board, and James K. Doss, Secretary, Treasurer and Chief Financial Officer (or "CFO"), your representatives at the meeting. As your representatives, they will vote your shares at the meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual General Meeting. Even if you plan to attend the meeting, we recommend that you return your proxy card in advance of the meeting.

        If an issue arises for voting at the meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

Why does my name not appear as a shareholder of record?

        Many, if not most, investors own their investment shares through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers, and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process.

        If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the non-registered/beneficial owner of shares held in a "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account by following the instructions on the enclosed voting instruction form. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Who is making this solicitation and who will pay the related costs?

        This solicitation is made on behalf of the management of the Company. No director has given management notice that he intends to oppose any action intended to be taken by management at the Meeting. The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company's directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company's common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When is the record date?

        The Board has fixed Monday, July 13, 2009 as the record date for the Annual General Meeting. Only holders of the Company's stock as of the close of business on that date will be entitled to vote at the Annual General Meeting.

How many shares are outstanding and how many votes can be cast by all shareholders?

        A total of 104,729,431 shares were outstanding as of July 13, 2009. Votes may be cast on each matter presented, consisting of one vote for each share of the Company's common stock outstanding as of the record date.

On what am I voting?

        You are being asked to vote on the following:

  •
  the election of five (5) directors for terms expiring in 2010;

  •
  the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  •
  any other business that may properly come before the meeting.

        Each share of common stock is entitled to one vote. No cumulative rights are authorized, and dissenters' rights are not applicable to any of the matters being voted upon.

        The Board recommends a vote FOR each of the nominees to the Board and FOR ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

How do I vote?

        If you are a registered holder, you may vote your shares by promptly completing, signing and returning the enclosed proxy card in the enclosed envelope or by attending the Annual General Meeting in person and voting. Joint owners must each sign the proxy card. If you are a non-registered/beneficial holder, you will receive a voting instruction form from a broker-dealer or other nominee that you will use to instruct such persons how to vote your shares. If you receive a voting instruction form, you may vote those shares by mail, telephonically by calling the telephone number shown on the voting form or via the Internet at the web site shown on the voting instruction form. If you are a non-registered/beneficial holder, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Annual General Meeting unless you have obtained a proxy for those shares from the person who holds your shares of record. Should you require additional information regarding the Annual General Meeting, please contact James K. Doss at (303) 592-8075.

Can shareholders vote in person at the Annual General Meeting?

        If you prefer, you may vote at the meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else's name, you must request a legal proxy from your stockbroker or the registered owner to vote at the meeting.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it likely means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please vote all of the shares.

What if I share an address with another shareholder and we received only one copy of the proxy materials?

        If certain requirements are met under relevant U.S. securities law, including in some circumstances the shareholder's prior written consent, we are permitted to deliver one annual report and one Proxy Statement to a group of shareholders who share the same address. If you share an address with another shareholder and have received only one copy of the proxy materials, but desire another copy, please send a written request to our offices at the address below or call us at (303) 592-8075 to request another copy of the proxy materials. Please note that each shareholder should receive a separate proxy card to vote the shares they own.

  Send requests to:

    Kodiak Oil & Gas Corp.
    1625 Broadway, Suite 250
    Denver, Colorado 80202

    Attention: James K. Doss, Secretary

May I revoke my proxy?

        You may revoke your proxy and change your vote at any time up until the commencement of the Annual General Meeting. You may do so by:

  •
  signing another proxy with a later date and delivering it to Computershare Investor Services, Inc., 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 (according to the instructions on the proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting;

  •
  voting in person at the Annual General Meeting;

  •
  signing and dating a written notice of revocation and delivering it to the head office of the Company, 1625 Broadway, Suite 250, Denver, Colorado, 80202, at any time up to and including the last business day preceding the day of the Meeting or to the Chairman of the Meeting on the day of the Meeting; or

  •
  in any other manner provided by law.

How many votes do you need to hold the meeting?

        To conduct the Annual General Meeting, the Company must have a quorum, which means that two persons must be present in person, each being a shareholder entitled to vote or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Company entitled to vote at the meeting.

How are abstentions and broker non-votes counted?

        Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals and will not affect the outcome of the vote of any proposal contained in this year's Proxy Statement. "Broker non-votes," which are shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will be counted for purposes of establishing a quorum. If a quorum is present, broker non-votes will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

How many votes are needed to elect directors?

        The nominees for election as directors at the 2009 Annual General Meeting will be elected by a plurality of the votes cast at the meeting. A properly executed proxy card or voting instruction form marked "Withheld" with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees.

How many votes are needed to ratify the selection of Hein & Associates LLP as the Company's independent registered public accounting firm?

        The selection of Hein & Associates LLP as our independent registered public accounting firm will be ratified by a majority of the votes cast at the meeting.

Will my shares be voted if I do not sign and return my Proxy Card?

        If your shares are registered in your name, and you do not sign and return your proxy card, your shares will not be voted at the meeting. If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

How are votes counted?

        Your shares will be voted as you indicate. If you simply submit your executed proxy card or voting instruction form with no further instructions, your shares will be voted:

  •
  FOR each director nominee for terms expiring in 2010; and

  •
  FOR ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

        Voting results will be tabulated and certified by a representative of Computershare Investor Services, Inc., scrutineer of the meeting.

Where can I find the voting results of the meeting?

        The Company will publish the final results in the Company's Quarterly Report on Form 10-Q for the third quarter of 2009, which will be filed with the Securities and Exchange Commission (the "SEC") and on http://www.sedar.com.

How can I obtain a copy of the Proxy Statement and the 2008 Annual Report on Form 10-K?

        The Company's Proxy Statement and 2008 Annual Report on Form 10-K, including financial statements, are available through the SEC's website at http://www.sec.gov, through the Company's website at http://www.kodiakog.com and through http://www.sedar.com.

        At the written request of any shareholder who owns common stock on the record date, the Company will provide to such shareholder, without charge, a paper copy of the Company's 2008 Annual Report on Form 10-K, including the financial statements but not including exhibits. Upon your request and for a reasonable fee, the Company will provide copies of the exhibits. Requests for additional paper copies of the 2008 Annual Report on Form 10-K should be mailed to:

    Kodiak Oil & Gas Corp.
    1625 Broadway, Suite 250
    Denver, Colorado 80202

    Attention: James K. Doss, Secretary

What materials accompany this Proxy Statement?

        The following materials accompany this Proxy Statement:

  1.
  the Company's Annual Report to Shareholders for the year ended December 31, 2008;

  2.
  the Company's form of proxy card or voting instruction form; and

  3.
  a financial statement request form.

 PROPOSAL 1:

ELECTION OF DIRECTORS

What is the current composition of the Board?

        The Company's current bylaws require the Board to have at least three (3) and no more than ten (10) directors. The current Board is composed of five (5) directors.

Is the Board divided into classes? How long is the term?

        No, the Board is not divided into classes. All directors serve one-year terms until their successors are elected and qualified at the next Annual General Meeting.

Who is standing for election this year?

        The Compensation and Nominating Committee has nominated the following five (5) current Board members for election at the 2009 Annual General Meeting, to hold office until the 2010 Annual General Meeting:

  •
  Lynn A. Peterson

  •
  James E. Catlin

  •
  Rodney D. Knutson

  •
  Herrick K. Lidstone, Jr.

  •
  Don A. McDonald

        The following nominees qualify as independent under the applicable New York Stock Exchange Amex ("NYSE Amex") standards, SEC rules and the Multilateral Instrument 52-110 ("MI 52-110"): Rodney D. Knutson, Herrick K. Lidstone, Jr. and Don A. McDonald. Additional information concerning the above nominees, including their ages, positions and offices held with the Company, and terms of office as directors, is set forth below under the heading "Information Concerning the Board of Directors and Executive Officers."

What if a nominee is unable or unwilling to serve?

        Should any one or more of the nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event only the following persons may vote: (1) registered shareholders present at the meeting and (2) proxyholders having a legal proxy and who are present at the meeting.

How are nominees elected?

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

May additional directors be appointed by the Board?

        Between annual meetings, the directors possess authority under Yukon law to appoint additional directors of up to one-third of the current number of Board members, or two additional directors, subject to the overall limit of ten directors. The Board may also fill vacancies created during the year due to the death or resignation of a director.

The Board recommends a vote FOR each of the nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual general meeting or at such time as his or her successor is appointed and qualified, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the shareholders or upon delivery or submission to the Company of the director's written resignation, unless the resignation specifies a later time of resignation. The ages of the directors and executive officers are shown as of December 31, 2008.

Name and Municipality of Residence	Position and Office Held	Director/Officer Since	Age
Executive Officers
Lynn A. Peterson—Denver, Colorado	Director, President & CEO	November 2001	55
James E. Catlin—Denver, Colorado	Chairman, Executive V.P. & COO	February 2001	62
James K. Doss—Denver, Colorado(1)	CFO, Secretary & Treasurer	May 2008	49
Directors
Rodney D. Knutson(2)(3)—Aspen, Colorado	Director	March 2001	67
Herrick K. Lidstone, Jr.(2)(3)—Centennial, Colorado	Director	March 2006	59
Don A. McDonald(2)(3)—Denver, Colorado	Director	June 2006	46

(1)
Mr. Doss joined the Company on May 27, 2008.

(2)
Member of the Compensation and Nominating Committee of the Board.

(3)
Member of the Audit Committee of the Board.

        The following is a brief description of the employment background of the Company's directors and executive officers:

        Lynn A. Peterson has served as a director of the Company since November 2001, and President and Chief Executive Officer since July 2002. Mr. Peterson has over 25 years of industry experience. Mr. Peterson was an owner of CP Resources, LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Peterson served as Treasurer of Deca Energy from 1981 to 1986. Mr. Peterson was employed by Ernst and Whinney as a certified public accountant prior to this time. He received a Bachelor of Science in Accounting from the University of Northern Colorado in 1975. Mr. Peterson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202.

        James E. Catlin has served as a director of the Company since February 2001, Secretary and Chairman since July 2002, and Chief Operating Officer since June 2006. Mr. Catlin has over 30 years of geologic experience, primarily in the Rocky Mountain Region. Mr. Catlin was an owner of CP Resources LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Catlin was a founder and Vice-President of Deca Energy from 1980 to 1986 and worked as a district geologist for Petroleum Inc. and Fuelco prior to this time. He received a Bachelor of Arts and a Masters degree in Geology from the University of Northern Illinois in 1973. Mr. Catlin's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202.

        James K. Doss joined the Company in May 2008. Before joining Kodiak, Mr. Doss served as the controller of Gasco Energy, Inc., an independent oil and gas company focused on the development of natural gas reserves in the Rocky Mountains, from April of 2007 until his appointment as an officer of Kodiak. From January of 2006 to April of 2007, Mr. Doss was manager of revenue accounting at Western Gas Resources, Inc., an independent natural gas explorer, producer, gatherer, processor, transporter and energy marketer. From June of 2003 to December of 2005, Mr. Doss served as the controller for the Southern Ute Indian Tribe's business group, The Growth Fund. Additionally, from January of 2005 to December of 2005, Mr. Doss served as the director of gas marketing for Red Cedar Gathering Company, a natural gas gathering and treatment system owned in a joint venture by the Southern Ute Indian Tribe and Kinder Morgan Inc. Mr. Doss' business address is 1625 Broadway, Suite 250, Denver, Colorado 80202.

        Rodney D. Knutson has served as a director of the Company since March 2001. Currently, he is a self-employed attorney in Aspen, Colorado. Prior to this, he had over ten years of private law practice in Denver, Colorado and over 30 years experience working with oil, gas and mining companies. Mr. Knutson has a Bachelor of Electrical Engineering (1965) from the University of Minnesota and a Juris Doctor (1972) from the University of Denver. Mr. Knutson is a former president of the Rocky Mountain Mineral Law Foundation. Mr. Knutson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202.

        Herrick K. Lidstone, Jr. has served as a director of the Company since March 2006. Mr. Lidstone is an attorney at law in Greenwood Village, Colorado, and is currently with Burns, Figa & Will, P.C., where he practices in corporate and securities law, dealing frequently with mergers and acquisitions, finance transactions, and private and public securities offerings. Mr. Lidstone serves on the Securities Board for the Department of Regulatory Agencies in Colorado. He has been Adjunct Professor of Law at the University of Denver and has taught continuing education courses for the National Business Institute and other CLE providers. He has numerous legal publications and presentations to his credit. Mr. Lidstone received a Bachelor of Arts from Cornell University in 1971 and a Juris Doctor from the University of Colorado School of Law in 1978. Mr. Lidstone's business address is Suite 1000, 6400 South Fiddler's Green Circle, Greenwood Village, Colorado 80111.

        Don A. McDonald has served as a director of the Company since June 2006. He is a certified public accountant who serves as an associate with Houston-based Albrecht & Associates, a leading oil and natural gas divestiture firm. Prior to joining Albrecht in 2006, he helped establish the energy lending division for Bank of the West in Denver. Mr. McDonald holds a Master of Science in Accounting from the University of Colorado and a Bachelor of Business Administration in Finance from the University of Iowa. During a 20-year career as a senior financial officer in several regional and super regional financial institutions, Mr. McDonald specialized in energy lending, with expertise in financial areas of accounting systems, controller-side stewardship, and debt structuring. Mr. McDonald is active in the Independent Petroleum Association of Mountain States and the Energy Finance Roundtable. Mr. McDonald's business address is 1625 Broadway, Suite 220, Denver, Colorado 80202.

Family and Certain Other Relationships

        There are no family relationships among the members of the Board or the members of senior management of our company. There are no arrangements or understanding with major shareholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected.

Interests of Insiders and Material Transactions

        During the 2008 fiscal year, none of the directors or officers were indebted to the Company or were a party to a material transaction with the Company.

 CORPORATE GOVERNANCE

Structure of the Board of Directors

        The Company's current bylaw requires the Board to have at least three (3) and no more than ten (10) directors. The current Board is comprised of the following five (5) directors:

  •
  Lynn A. Peterson

  •
  James E. Catlin

  •
  Rodney D. Knutson

  •
  Herrick K. Lidstone, Jr.

  •
  Don A. McDonald

Meetings of the Board and Board Member Attendance of Annual General Meeting

        During the fiscal year ended December 31, 2008, the Board held fifteen (15) meetings of the Board. None of the incumbent directors attended fewer than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which he serves.

        Board members are not required to attend the annual general meeting. All of the board members attended the 2008 Annual General Meeting of Shareholders.

Shareholder Communications to the Board

        Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, James K. Doss, Kodiak Oil & Gas Corp., 1625 Broadway, Suite 250, Denver, Colorado 80202. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Board Committees

Audit Committee and Audit Committee Financial Expert

        The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The current members of our Audit Committee are Messrs. McDonald, Lidstone and Knutson. Mr. McDonald is chairman of the Audit Committee. The Board has determined that all current members of the Audit Committee are "financially literate" as interpreted by the Board in its business judgment. Mr. McDonald further qualifies as an audit committee financial expert, as defined in the applicable rules of the SEC. The Audit Committee held five (5) meetings during fiscal year 2008.

        The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the committee meets with the independent auditors at least on an annual basis to review and discuss the audit of our financial statements.

        We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at http://www.kodiakog.com. Further information on our Audit Committee and related matters, including the Report of our Board on Audited Financial Statements, is located below under the section "Proposal 2—Ratification of the Appointment of Hein & Associates LLP."

Compensation and Nominating Committee

Director Nomination Policies

        Our Board has established a Compensation and Nominating Committee, the current members of which are Messrs. Knutson, Lidstone and McDonald. Mr. Lidstone is chairman of the Committee. All current committee members qualify as independent directors under the applicable NYSE Amex standards, SEC rules and MI 52-110. The Committee held three (3) meetings during the fiscal year 2008. The Committee's Charter is available on our website at http://www.kodiakog.com. The Committee, acting pursuant to its written charter, serves the following purposes: (i) to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board, (ii) to advise the Board with respect to Board composition, procedures and committees, (iii) to lead the Board in its annual review of the Board's performance and (iv) to identify and recommend to the Board individuals qualified to be nominated for election to the Board and to be members and Chairpersons of the Board committees.

        The Committee is responsible for reviewing any shareholder proposals to nominate Board candidates. Shareholders may submit names of persons to be considered for nomination, and the Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company's policies regarding shareholder requests for nominations, see the section entitled "Shareholder Proposals" in this Proxy Statement. None of the 2009 Committee nominees were nominated by a shareholder.

        Annually, the Committee follows a process designed to consider the re-election of existing directors and to seek individuals qualified to become new board members for recommendation to the Board to fill any vacancies. In assessing the qualification of a candidate, the Committee generally adheres to the following guidelines:

  •
  the Committee observes any SEC or applicable stock exchange rules on independence;

  •
  no director shall be a director, consultant or employee of or to any competitor of the Company;

  •
  the Committee shall consider the candidates' various other obligations and time commitments and their ability to attend meetings in person; and

  •
  to avoid potential conflicts of interest, interlocking directorships will not be allowed.

        The Committee believes that having directors with relevant experience in business and industry, finance and other areas is beneficial to the Board as a whole. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Committee monitors the mix of skills and experience of directors and Committee members to assess whether the Board has the appropriate tools to perform its oversight function effectively. With respect to nominating existing directors, the Committee reviews relevant information available to it, including the latest Board evaluations for such persons, and assesses their continued ability and willingness to serve as a director. The Committee also assesses each person's contribution in light of the mix of skills and experience the Committee deems appropriate for the Board.

        With respect to considering nominations of new directors, including nominations by shareholders, the Committee conducts a thorough search to identify candidates based upon criteria the Committee deems appropriate and considers the mix of skills and experience necessary to complement existing Board members. The Committee then reviews selected candidates and makes a recommendation to the Board. The Committee may seek input from other Board members or senior management when identifying candidates.

Compensation Policies

        The Compensation and Nominating Committee, acting pursuant to its written charter, a copy of which is available on our website at http://www.kodiakog.com, is responsible for setting executive compensation levels and executive and overall compensation policies. It is also responsible for reviewing and approving any executive benefit plans, making awards under the Company's equity plans and performing such other duties delegated to it by the Board. See "Compensation Discussion and Analysis" for additional discussion regarding the process and procedures of the Committee with respect to compensation.

DIRECTOR COMPENSATION

        The following table provides information related to the compensation of our non-employee directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total $
Rodney D. Knutson	20,000	143,419	163,419
Herrick K. Lidstone	26,000	143,419	169,419
Don A. McDonald	26,000	220,040	246,040

    (1)
    The amounts shown in this column represent stock options subject to our 2007 Stock Incentive Plan. This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) and thus includes amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2006, 2007 and 2008 are included in footnote 6 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K.

    (2)
    During 2008, the Company granted stock options to acquire 50,000 shares to each of Messrs. McDonald, Knutson and Lidstone at an exercise price of $3.59. Each such grant had a grant date of May 27, 2008 and a grant date fair value of $95,875 computed in accordance with FAS 123(R). As of 12/31/2008, each director had the following number of stock options outstanding: Mr. Knutson: 350,000; Mr. Lidstone 250,000; and Mr. McDonald: 200,000.

    (3)
    None of the directors forfeited any stock options during the 2008 fiscal year.

OTHER GOVERNANCE MATTERS

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics, the full text of which can be found on our website at http://www.kodiakog.com.

Compensation Committee Interlocks and Insider Participation

        There were no compensation committee or board interlocks among the members of our Board.

Legal Proceedings

        Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings. We do not currently know of any legal proceedings against us involving our directors, executive officers, or shareholders of more than 5% of our voting stock.

Mandate of the Board

        The Board believes that the principal objective of the Company is to generate economic returns with the goal of maximizing shareholder value. This will be accomplished by the effective discharge of the Board's responsibilities concerning strategic planning, appointment and oversight of management, succession planning, risk identification and management, environmental oversight and overseeing financial and corporate issues. The majority of the members of the Board are independent directors, and the primary responsibility for certain matters is delegated to committees composed entirely of independent directors.

        While the Board is responsible for management of the business of the Company by law, this is generally carried out by proxy through the Company's chief executive officer, who is appointed by the Board and charged with the day-to-day leadership and management of the Company. The Board approves the goals of the business, the objectives and policies within which it is managed, and then steps back and evaluates management's performance.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2008 and for the prior fiscal years, the Company's officers, directors and 10% Stockholders timely filed all reports they were required to file under Section 16(a), except that one amended report relating to one transaction was not timely filed by Mr. Peterson and one amended report relating to one transaction was not timely filed by Mr. Catlin.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing, approving and overseeing all related party transactions. Our Code of Business Conduct and Ethics sets forth our written policy regarding related party transactions. Specifically, our Code of Business Conduct and Ethics provides that our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of the Company. In particular, our Code of Business Conduct states that, without the specific permission of our Board of Directors (including contracts approved by our Board of Directors), no director, officer or employee, or a member of his or her family shall:

  •
  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

  •
  is in competition with our current or potential business goals and objectives;

  •
  supplies products or services to the Company; or

  •
  has any financial interest, including significant stock ownership, in any entity with which we do business that might create or give the appearance of a conflict of interest;

  •
  seek or accept any personal loan or services from any entity with which we do business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

  •
  be a consultant to, or a director, officer or employee of, or otherwise operate, an outside business if the demands of the outside business would interfere with the director's, officer's or employee's responsibilities to us;

  •
  accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

  •
  conduct business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives.

        Directors, officers, and employees must immediately notify the Chair of our Audit Committee of the existence of any actual or potential conflict of interest. The circumstances will be reviewed for a decision on whether a conflict of interest is present, and if so, what course of action is to be taken. The Company had no reportable related party transactions during 2008.

Independence of Directors

        The Board of Directors has determined that the following directors qualify as independent under the applicable NYSE Amex standards, SEC rules and the Multilateral Instrument 52-110 ("MI 52-110"): Rodney D. Knutson, Herrick K. Lidstone, Jr. and Don A. McDonald.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis discusses and analyzes our executive compensation program with respect to our Named Executive Officers ("NEO" or "NEOs") listed in the summary compensation table below: Chief Executive Officer Lynn Peterson; Chief Operating Officer James Catlin; Chief Financial Officer James Doss; and former Chief Financial Officer James Henderson.

        The structure of our executive compensation program is designed to compensate executives appropriately and fairly and to drive superior performance through our incentive-based compensation program so that our executives' interests are aligned with our shareholders' interests. A large proportion of total direct NEO compensation is "at risk." "At risk" means that the amount of short-term cash bonuses, and the value and amount of stock options, awarded to the NEOs will be limited, and may be nil, unless the Compensation and Nominating Committee ("Compensation Committee") determines that individual performance warrants otherwise and certain Company performance goals are achieved, and, in the case of stock option awards, our stock price appreciates. Executive compensation is designed to be reflective of the business challenges facing the Company and scaled to the industry. The Compensation Committee believes that each NEO's overall compensation should be competitive with similar oil and gas companies after taking into account the officer's individual performance.

Objectives of our Executive Compensation Program

        The principle objectives that guide the Compensation Committee in its deliberations regarding executive compensation matters include:

  •
  attracting and retaining highly qualified executives who share our Company values and commitment by designing the total compensation package to be entrepreneurial, fair and competitive;

  •
  providing executives with a base salary, bonus and equity-based compensation that are competitive in the industry and contractual terms that offer them reasonable security; and

  •
  motivating executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of business objectives, thereby aligning the interests of executives and stockholders.

The Role of the Compensation Committee, Management and Consultants

        Our Compensation Committee determines and approves the compensation for our NEOs after receiving input from Mr. Peterson and Mr. Catlin. Mr. Doss does not have a role in determining executive compensation. During 2007, the Compensation Committee engaged an outside consultant, Denver Management Advisors, Inc. to review peer group companies and assist the Compensation Committee with the collection and analysis of executive compensation data related to such peer group companies. The peer group companies consisted of Abraxas Petroleum Corp/NV, Barnwell Industries, Callon Petroleum Co/DE, Carrizo Oil & Gas Inc., Crimson Exploration Inc., Delta Petroleum Corp., Double Eagle Petroleum Co., Edge Petroleum Corp., McMoran Exploration Co., NGAS Resources Inc., Parallel Petroleum Corp., Petroquest Energy Inc., PrimeEnergy Corp., Quest Resource Corp. and Vaalco Energy Inc. Among other things, the Compensation Committee consulted Denver Management Advisors, Inc. and peer group information when establishing the employment contracts for Mr. Peterson and Mr. Catlin. Although the Compensation Committee utilized the survey data provided by Denver Management Advisors, Inc. to inform the Compensation Committee's decision making process generally with respect to the determination of the various components of compensation, the Compensation Committee did not target any particular benchmarks. The Compensation Committee did not engage consultants or review new peer group data during 2008, but the 2007 report of Denver

Management Advisors, Inc. was available to the Compensation Committee when making decisions regarding compensation levels for 2008.

How the Elements of our Executive Compensation Program were Selected

        The Compensation Committee conducts an annual review of the Company's executive compensation to ensure that it is structured to satisfy our corporate objectives. The Compensation Committee considers how each component of compensation motivates executives to help the Company achieve its general business objectives and how it promotes retention of executives who share the Company's values. Our compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect our results of operations. In determining the compensation of our NEOs, the Compensation Committee utilizes both fixed compensation (salary and benefits) and variable performance-based compensation (cash bonuses and equity compensation) to achieve a balanced program that the Compensation Committee believes is competitive and fair.

        Total compensation for each NEO is established primarily based on the Compensation Committee's view of the skills and experience that each such employee brings to our Company, the individual's seniority within the Company, the Compensation Committee's expectations for performance for that individual during the course of the year, the performance of the Company and peer group data. Given the Company's relatively short operating history, the Company has not formalized objective measures to evaluate the individual performance of each executive officer. Thus, with respect to the evaluation of individual NEO performance, the Compensation Committee subjectively evaluates each individual's expected and actual contribution to the Company in light of the Company's overall performance. With respect to evaluation of the Company's performance, the Company has established objective performance measures with respect to stock option awards and subjective measures with respect to cash bonus awards, as discussed in more detail below.

        The primary elements of our compensation mix are base salary and benefits, short-term cash incentive bonus, long-term equity-based compensation and termination/change of control benefits.

  •
  Base salary levels, as provided for in our NEOs' employment agreements, and benefits are service-based and are paid out on a short-term or current basis. These are the elements of the Company's executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary and benefits determined by reference to base salary may increase from year to year depending on performance, among other things). No salary increases were provided to NEOs as a result of 2008 performance or subsequently.

  •
  Annual incentive bonuses and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives. Annual incentives bonuses and long-term equity-based incentives are intended to motivate executives to achieve superior performance by linking such aspects of compensation to the Company's operating and financial performance and to stockholder gain.

  •
  Termination/Change of control benefits are intended to compensate the NEOs in the event of certain terminations and in the event of a takeover or other change of control. As discussed in more detail below, we provide these change of control benefits, in part, because we want executives to focus on the Company's business and enhancing stockholder value without undue concern about any possible loss of their job.

        We believe that this mix of short-term and longer-term compensation will assist us in achieving our dual goals of retaining our existing executive officers and, when necessary, attracting highly qualified executives with an entrepreneurial spirit and providing meaningful performance incentives for those executives.

 Employment Agreements

        The Company has employment agreements in place with each of its NEOs. Such employment agreements contain provisions related to base salary, bonus, equity-based compensation and termination and change of control benefits.

Employment Agreements with Lynn Peterson and James Catlin

        The employment agreements for Lynn Peterson and James Catlin each provide for a three-year term commencing January 1, 2008 and automatically renew for successive one-year terms unless either party gives notice otherwise. The agreements provide for an annual salary of $350,000 and further provide that Mr. Peterson and Mr. Catlin are eligible for a cash bonus to be determined by the Compensation Committee. Additionally, they are eligible to participate in all equity-based compensation plans offered by the Company and as determined by the Compensation Committee. The employment agreements provide that the cash bonus and equity-based compensation may be based on the achievement of certain performance goals for each individual and the Company, as set by the Compensation Committee. To date, the Compensation Committee has established objective performance conditions only with respect to stock options awards, but not with respect to cash incentive bonuses. As a result, until objective performance goals are established with respect to cash bonuses, any cash bonuses awarded to Mr. Peterson and Mr. Catlin will be wholly at the discretion of the Compensation Committee.

Employment Agreement with James Doss

        James Doss' employment agreement provides for a term through December 31, 2009 and will automatically renew for successive one-year terms unless Mr. Doss or the Company give notice otherwise. Mr. Doss' agreement provides for an annual salary of $145,000 and eligibility for a discretionary cash bonus in an amount determined by the Company based on the Company's performance, Mr. Doss' performance and satisfaction of goals that may be established by the Company. Additionally, Mr. Doss is eligible to participate in all equity-based compensation plans offered by the Company.

2008 Executive Compensation

Base Pay

        Salary for each of our NEOs is governed by the NEO's respective employment agreement with the Company, as discussed in more detail above under the heading "Employment Agreements." When the Compensation Committee initially established the salary levels of our NEOs as provided for in their respective employment agreements, the Compensation Committee assessed each executive's duties and scope of responsibilities, experience and background, the market demand for the individual's skills, the individual's influence on long-term Company strategies and success, the Company's financial and operating results and his individual performance and expected future contributions to the Company. The Compensation Committee received candid and direct input from Mr. Peterson and Mr. Catlin and information from Denver Management Advisors Inc. No salary increases were provided to NEOs as a result of 2008 performance or subsequently.

Performance-Based Annual Cash Bonus

        The Compensation Committee may grant annual cash incentive bonuses as a reward for achievement of individual objectives and the Company's general business objectives. Any grant of annual incentive bonuses is currently discretionary and is made in furtherance of our compensation objectives. The Compensation Committee determines bonus amounts based on the Company's financial and operational performance, as well as the performance of the individual executive officer. The Company has not formalized objective measures to evaluate the individual and Company performance in respect of cash bonus awards for each NEO or to determine their respective levels of compensation. Thus, the determination by the Compensation Committee with respect to bonus awards are based on the Compensation Committee's subjective judgment of the individual's performance, supplemented by the Compensation Committee's subjective view of the Company's performance during the respective year. After completing its review, the Compensation Committee ultimately determined that corporate performance during 2008 did not warrant the award of short-term cash incentive bonuses to the NEOs for the 2008 fiscal year.

Long-Term Equity-Based Incentive Awards

        An important element of our executive compensation program is our long-term equity-based incentive awards, which link executive pay to stockholder value. Our long-term equity incentives are primarily intended to align our NEOs' long-term interests with stockholders' long-term interests, although we believe that by promoting stock ownership by our executives, they also play a role in helping us to attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

Stock Options

        The Company grants long-term annual incentive awards to the NEOs in the form of stock options with an exercise price that is equal to the fair market value of our common stock on the grant date. As a result, the NEOs will only realize value on their stock options if our stockholders realize value on their shares. The Compensation Committee believes that the grant of annual stock options is preferable to other types of possible annual equity-based awards, such as stock awards, because of the tax and financial accounting impact on the Company and the tax impact on the NEO.

        The Compensation Committee issues annual stock option awards in order to provide incentives to our executives to increase stockholder value. In 2008, Mr. Peterson's and Mr. Catlin's equity-based compensation comprised approximately 72% of his respective total compensation. Mr. Doss' equity-based compensation comprised approximately 51% of his total compensation in 2008. The amount of stock options granted to the NEOs was contingent on the Compensation Committee's subjective determination of the following factors:

  •
  the individual's contribution to the success of the Company's financial and operating performance; and

  •
  the individual's performance of his or her job responsibilities.

        A.    2008 Stock Option Grants

        During and prior to the 2007 fiscal year, the vesting of such stock option grants was subject only to time-based conditions. However, beginning in 2008, the Compensation Committee began basing the vesting of annual stock option grants on performance-based measurements, rather than time-based measurements alone. Specifically, for the awards granted in 2008 to Lynn Peterson and James Catlin of stock options to acquire 300,000 shares, and to James Henderson of stock options to acquire 150,000 shares, the vesting of such awards was contingent on the following objective financial and operating performance of the Company:

  •
  Net Worth.  Of the total stock options granted, 7.5% were to vest on March 20, 2009 if the Company achieved a goal of net worth of at least $81,952,039 as of December 31, 2008, whereas none of the stock options subject to the net worth condition were to vest if the Company achieved net worth of less than a threshold of $68,293,366. If the Company achieved net worth in an amount between $68,296,366 and $81,952,039, then a pro-rata amount of the stock options subject to this vesting condition were to vest based on the percentage of the net worth goal satisfied.

  •
  Income (Loss).  Of the total stock options granted, 11.25% were to vest on March 20, 2009 if the Company achieved a goal of net income of at least $0 as of December 31, 2008, whereas none of the stock options subject to the income/loss condition were to vest if the Company realized a net loss in an amount below a threshold of ($38,185,890). If the Company achieved net income/(loss) in an amount between ($38,185,890) and $0, then a pro-rata amount of the stock options subject to this vesting condition were to vest based on the percentage of the net income/(loss) goal satisfied.

  •
  Adjusted EBITDA.  Of the total stock options granted, 11.25% were to vest on March 20, 2009 if the Company achieved a goal of adjusted EBITDA (defined to mean net income before interest expense, income taxes, depreciation, depletion, amortization, impairment expense, non-cash expenses relating to share based payments recognized under FAS 123(R), pre-tax unrealized gains and losses on foreign currency and accretion of abandonment liability) of at least $3,216,678 as of December 31, 2008, whereas none of the stock options subject to the adjusted EBITDA condition were to vest if the Company achieved adjusted EBITDA of less than a threshold of $2,680,565. If the Company achieved adjusted EBITDA in an amount between $2,680,565 and $3,216,678, then a pro-rata amount of the stock options subject to this vesting condition were to vest based on the percentage of the adjusted EBITDA goal satisfied.

  •
  Oil and Gas Sales Volume.  Of the total stock options granted, 22.5% were to vest on March 20, 2009 if the Company achieved a goal of Oil and Gas Sales Volume (defined below) of at least 163,535 BOE as of December 31, 2008, whereas none of the of the stock options subject to the Oil and Gas Sales Volume condition were to vest if the Company achieved Oil and Gas Sales Volume in an amount less than a threshold of 136,279 BOE. If the Company achieved Oil and Gas Sales Volume in an amount between 136,279 BOE and 163,535 BOE, then a pro-rata amount of the stock options subject to this vesting condition were to vest based on the percentage of the Oil and Gas Sales Volume goal satisfied. "Oil and Gas Sales Volume" is the oil and gas volume expressed in BOE as disclosed in the Company's financials for the year ended December 31, 2008.

  •
  Proved Reserves.  Of the total stock options granted, 22.5% were to vest on March 20, 2009 if the Company achieved a goal of Proved Reserves (defined below) of more than 1,658 MBOE as of December 31, 2008, whereas none of the stock options subject to the Proved Reserves condition were to vest if the Company had Proved Reserves of less than a threshold of 1,381.3 MBOE. If the Company achieved Proved Reserves in an amount between 1,381.3 MBOE and 1,658 MBOE, then a pro-rata amount of the stock options subject to this vesting condition were to vest based on the percentage of Proved Reserves goal satisfied. "Proved Reserves" is the total oil and gas proved reserves expressed in MBOE.

  •
  Committee Discretion.  The Compensation Committee retained discretion to permit up to 25% of the total stock options granted to vest.

        Effective on the determinative date of March 20, 2009, the Compensation Committee determined that none of the foregoing performance-based conditions were satisfied in respect of the 2008 fiscal year, and the Compensation Committee declined to exercise its retained discretion to permit vesting of certain of the stock options. As a result, all of the stock options granted to Lynn Peterson and James Catlin in respect of the 2008 fiscal year expired in full unvested. James Henderson's performance-based stock options expired unvested in connection with the termination of his employment.

        B.    2009 Stock Option Grants

        In April of 2009, the Compensation Committee granted (1) Lynn Peterson performance-based stock options to acquire 500,000 shares, (2) James Catlin performance-based stock options to acquire 300,000 shares and (3) James Doss performance-based stock options to acquire 200,000 shares. The performance criterion and percent of options that may vest for each such performance criterion are the same as those used for the stock options granted to Messrs. Peterson, Catlin and Henderson in 2008 (as described above), except that each criterion has a different threshold and goal value, as follows:

	Threshold(1)	Goal(2)
Net Worth	$32,998,224	$39,597,869
Income (Loss)	$(56,498,064)	$0
Adjusted EBITDA(3)	$(1,237,829)	$3,216,678
Production—BOE (Bbl)	98,564	118,277
Reserves—BOE proved developed and undeveloped (MBbl)	547.4	656.9

    (1)
    In order for any stock options to vest in respect of each criterion, at least the threshold value must be achieved.

    (2)
    If this performance goal is achieved or exceeded, all of the options subject to vesting in this performance category will vest.

    (3)
    For Adjusted EBITDA achievements between the threshold value, inclusive, and the goal value, exclusive, the amount of options vested will be based on the amount of increase from the threshold value as compared to the sum of (i) the absolute value of the threshold amount added to (ii) the goal amount.

        Additionally, the Compensation Committee again retains discretion to permit up to 25% of the total stock options granted to Messrs. Peterson, Catlin and Doss to vest.

Restricted Stock

        In addition to an initial stock option grant, the Company grants restricted stock awards to new officers such that the officer has an immediate stake in the Company's stock price, thereby aligning the new officer's interests with those of the shareholders. Additionally, the restricted stock awards provide a long-term retention incentive for the vesting period. During 2008, in connection with the hiring of James Doss as the Company's Chief Financial Officer, the Company granted long-term incentive awards to Mr. Doss in the form of shares of restricted stock. Subject to the executive's continued employment with the Company, the shares of restricted stock vest ratably over three years.

Other Policies and Considerations

Internal Pay Equity

        Historically, the Compensation Committee has determined that the contributions of Messrs. Peterson and Catlin in their respective areas of responsibility were approximately equal. As a result, the Compensation Committee has historically determined to compensate them at equivalent levels. However, in April 2009, due to Mr. Peterson's extensive travel and marketing efforts in 2008 that have continued into 2009, as well as his involvement in the completion of the Company's August 2008 financing, the Compensation Committee determined to award Mr. Peterson performance-based stock options to acquire 500,000 shares, whereas Mr. Catlin was awarded performance-based stock options to acquire 300,000 shares. All other compensation of Mr. Peterson and Mr. Catlin remains equivalent.

        The difference in the compensation of Mr. Doss and the other executive officers is primarily due to the fact that Mr. Doss has a shorter tenure with the Company than do Mr. Peterson and Mr. Catlin and the fact that Mr. Doss has less executive level experience than do Mr. Peterson and Mr. Catlin. The Compensation Committee believes that the base salary levels for the NEOs, with the opportunity to earn market-level compensation through short-term and long-term incentive plans, are appropriate.

Termination/Change of Control Benefits

        As discussed above, the Company has employment agreements in place with each of its NEOs that include, among other things, provisions regarding termination/change of control benefits. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section below entitled "Potential Payments Upon Termination/Change of Control."

Retirement Benefits/Deferred Compensation Opportunities

        Effective January 1, 2008, the Company began providing retirement benefits to the NEOs, as well as to all employees of the Company under the terms of a qualified defined-contribution 401(k) retirement plan. Eligible employees may make voluntary contributions not exceeding statutory limitations to the plan. The Company matches 100% of employee contributions up to 3% of the employee's salary and 50% of an additional 2% of employee contributions. Employees are vested 100% for all contributions upon participation.

Health and Welfare Benefits

        We offer a standard range of health and welfare benefits to all of our employees, including our executive officers, which we believe support our overall attraction and retention objectives. These benefits include medical, prescription drug and dental coverage. Such benefits are a fixed component of compensation and do not discriminate in favor of our executive officers.

Perquisites, Personal Benefits and Other Benefits

        We believe that the total mix of compensation and benefits provided to our executives is competitive and perquisites should generally not play a large role in our executive officers' total compensation. As a result, we did not provide any perquisites to our executive officers during 2008. The Company has no nonqualified deferred compensation.

Stock Ownership Requirements and Hedging Prohibitions

        Stock ownership/retention guidelines have not been implemented by the Compensation Committee for our executive officers. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership/retention guidelines.

2008 Review Summary

        Following the 2008 review of executive compensation, the Compensation Committee determined that the elements of our executive compensation were reasonable.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the disclosures contained in this Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in the Company's 2008 Annual Report on Form 10-K on file with the SEC and in this Proxy Statement.

Compensation and Nominating Committee of the Board Herrick K. Lidstone, Jr., Chairman Rodney D. Knutson Don A. McDonald

SUMMARY COMPENSATION TABLE

        A summary of the compensation paid to our NEOs for each of the 2006, 2007 and 2008 fiscal years is set forth below. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed in the Compensation Discussion and Analysis.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)(5)		All Other Compensation ($)		Total $
Lynn A. Peterson	2008	350,000	—		946,917	(8)	14,000	(9)	1,310,917
President & CEO(2)	2007	350,000	150,000		572,210				1,072,210
	2006	180,000	300,000		272,000				752,000
James E. Catlin	2008	350,000	—		946,917	(8)	14,000	(9)	1,310,917
Chairman & COO(2)	2007	350,000	150,000		572,210				1,072,210
	2006	180,000	300,000		272,000				752,000
James K. Doss(6)	2008	86,924	—	17,153	78,907		4,993	(9)	187,977
Secretary, Treasurer & CFO
James P. Henderson(7)	2008	57,656	—	—	—		5,574	(10)	63,230
	2007	150,000	50,000	62,600	169,320				431,920

(1)
See Compensation Discussion and Analysis for a discussion of the material terms of each current NEO's employment agreement.

(2)
All compensation reflected in this table for Lynn Peterson and James Catlin was paid in connection with their respective services as officers and not in connection with their services as directors of the Company. The Company does not pay director compensation to directors who are also employees of the Company.

(3)
There were no forfeitures of stock options by the NEOs during the year, except that, in connection with his resignation, James Henderson forfeited stock options to purchase 405,000 shares and 20,000 shares of restricted stock.

(4)
The amounts shown in this column represent awards subject to our 2007 Stock Incentive Plan.

(5)
This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) and thus includes amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2006, 2007 and 2008 are included in footnote 6 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed with the SEC on March 12, 2009.

(6)
Mr. Doss joined the Company on May 27, 2008.

(7)
Mr. Henderson resigned as the Company's Chief Financial Officer effective May 10, 2008.

(8)
$207,357 of this amount is related to the 2008 performance-based options, which expired unvested in accordance with their terms.

(9)
The amounts shown represent the 401(k) matching contributions made by the Company to the NEOs.

(10)
Includes $3,125 of vacation time paid out to Mr. Henderson upon his resignation and $2,449 of 401(k) matching contributions by the Company.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS

        The following table provides information related to grants of plan-based awards to our NEOs during the 2008 fiscal year.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)									Grant Date Fair Value of Stock Award and Option Awards
							All Other Stock Awards: # of Shares of Stock(1)		All Other Stock Awards: # of Securities Underlying Options(1)		Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Date of Committee Approval	Threshold (#)	Target (#)	Maximum (#)
Lynn A. Peterson	3/13/08	3/13/08	0	300,000	300,000	(2)	—		—		2.20	268,341
James E. Catlin	3/13/08	3/13/08	0	300,000	300,000	(2)	—		—		2.20	268,341
James K. Doss	5/27/08	5/01/08	—	—	—		24,000	(4)	180,000	(5)	3.59	499,634
James P. Henderson	3/13/08	3/13/08	0	150,000	150,000	(3)	—		—		2.20	134,170

(1)
The amounts shown in this column represent awards under our 2007 Stock Incentive Plan.

(2)
The grant of these stock options provided that the stock options would vest on March 20, 2009, provided the Company satisfies certain performance-based vesting conditions. The Compensation Committee has determined that none of such conditions were satisfied, and as a result, all of these stock options expired in full unvested. For a detailed discussion of the specific performance-based conditions, see Compensation Discussion and Analysis.

(3)
These stock options, which were subject to the same performance-based vesting conditions as were Mr. Peterson's and Mr. Catlin's respective stock options (see footnote 2 above), expired unvested in connection with Mr. Henderson's resignation.

(4)
Under the terms of the grant, the risk of forfeiture lapses as to 8,000 shares on each of 5/27/09, 5/27/10 and 5/27/11.

(5)
These stock options vest in three equal annual installments on each of 5/27/09, 5/27/10 and 5/27/11.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

        The following table provides information related to the outstanding stock option awards and stock awards held by each of our NEOs at December 31, 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)
Lynn E. Peterson	280,000	220,000	(1)	—		6.26	5/24/2017	—		—
	—	—		300,000	(3)	2.20	3/12/2013	—		—
	500,000	—		—		3.17	4/14/2011	—		—
	250,000	—		—		1.08	10/16/2010	—		—
	200,000	—		—		0.45	3/1/2009	—		—
James E. Catlin	280,000	220,000	(1)	—		6.26	5/24/2017	—		—
	—	—		300,000	(3)	2.20	3/12/2013	—		—
	500,000	—		—		3.17	4/14/2011	—		—
	250,000	—		—		1.08	10/16/2010	—		—
	425,000	—		—		0.45	3/1/2009	—		—
James K. Doss	—	180,000	(2)	—		3.59	5/27/2018	24,000	(4)	7,440

(1)
The grants provided that, of these stock options, stock options to acquire 40,000 shares vest at a rate of 40,000 quarterly through 12/31/09, and, on 3/31/10, stock options to acquire the remaining 60,000 shares shall vest.

(2)
The grant of these stock options provides that, of these stock options, stock options to acquire 60,000 shares will vest on each of 5/27/09, 5/27/10 and 5/27/11.

(3)
The grants provided that these stock options were subject to performance-based conditions, none of which were satisfied by the Company as of the determinative date of March 20, 2009. As a result, all of these stock options outstanding at 12/31/08 expired in full unvested on March 20, 2009 in accordance with their terms. For a detailed discussion of the specific performance-based conditions, see "Compensation Discussion and Analysis."

(4)
The grant provides that the risk of forfeiture will lapse as to 8,000 shares on each of 5/27/09, 5/27/10 and 5/27/11.

OPTION EXERCISES AND STOCK VESTED

        The following table provides information related to options exercised by, and stock awards vested for, our NEOs during the 2008 fiscal year.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Lynn A. Peterson	225,000	45,000	(1)

    (1)
    The dollar amount shown reflects the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Potential Payments Upon Termination/Change of Control

        As discussed in more detail below, we have employment agreements in place with each of our NEOs that provide for compensation upon the termination of their employment under certain circumstances and in the event of a change of control.

Termination for Cause/Good Reason

        Under each NEO's respective employment agreement, if the officer is terminated without cause (defined below) and without advance notice prior to expiration of the original term or due to his death or disability, or if he resigns for good reason (defined below), the Company is required to pay the following: (1) with respect to Lynn Peterson and James Catlin, his respective base salary at the rate in effect on the termination date through expiration of the original term or for 18 months, whichever is a longer period of time; and (2) with respect to James Doss, his base salary at the rate in effect on the termination date through the end of the then current calendar year end. Each NEO's eligibility to receive the foregoing compensation is contingent upon the NEO's execution of a general release in favor of the Company and its affiliated persons and entities, satisfactory to the Company in its sole discretion. Under the terms of their employment agreements, upon termination of a NEO without cause or for death or disability, all unvested benefits (whether equity or cash benefits and bonuses) previously granted to the NEO (except in the case of Mr. Doss, all unvested benefits previously granted to Mr. Doss through this employment agreement) will vest immediately upon such termination.

        Termination for "cause" is determined in the discretion of the Company and generally includes, but is not limited to, gross negligence or willful misconduct in the performance of job duties, willful conduct that materially injures the Company, fraudulent acts or other breaches of fiduciary duty, a conviction for (or pleading of no contest to) a felony or other crimes involving fraud or dishonesty, and other legal or regulatory violations that are harmful to the Company's business or reputation. Termination for "good reason" with respect to Lynn Peterson and James Catlin means that (1) the Company has materially breached the terms of the employment agreement or any other agreement between him and the Company; (2) the NEO's job duties have been substantially changed or diminished without the NEO's consent; or (3) the NEO is required to relocate more than 50 miles. Termination for "good reason" with respect to James Doss means that (1) there has been a material decrease in his compensation or budget, or the authority or duties of his position or that of his supervisor; or (2) Mr. Doss has been required to make a substantial geographic relocation.

Termination in Connection with a Change of Control

        Under their respective employment agreements, each of the NEO's equity-based compensation will immediately vest following a "change of control"(defined below). In addition, under Lynn Peterson's and James Catlin's employment agreements, if either is terminated for any reason (excluding termination for "cause" or as a result of his death or disability) or if either resigns for good reason during a 12-month period following a "change of control" (defined below), the Company would be required to pay him a cash severance payment in a lump sum within 60 days following the date of such termination in an amount equal to 2.9 times the sum of (a) his current salary and (b) the amount of his most recent discretionary bonus. Under James Doss' employment agreement, if he is terminated (excluding termination for "cause" or as a result of his death or disability) or resigns for good reason during the year following a "change of control" (defined below), the Company would be required to pay him a cash severance payment in a lump sum within 60 days following the date of such termination or resignation in an amount equal to 18 months' severance plus 50% of any cash bonuses paid to Mr. Doss in the prior 12 months. Additionally, each NEO's employment agreement provides that all of his respective equity-based compensation shall immediately vest upon a "change of control" (defined below).

        For purposes of each of the NEO's agreements, the term "change of control" means the occurrence of any of the following:

  •
  Certain persons are or become the beneficial owner(s), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board (and, in the case of Messrs. Catlin and Peterson, without the approval of not fewer than two thirds of the Board), unless the Board specifically designates such acquisition to be a change of control;

  •
  A merger or consolidation of the Company, whether or not approved by the Board, other than a merger or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets; or

  •
  As result of the election of members to the Board, a majority of the Board consists of persons who are not members of the Board as of the effective date of the respective NEO's employment agreement (and, in the case of Messrs. Catlin and Peterson, including their own respective membership on the Board when calculating the majority) except in the event that such slate of directors is proposed by the applicable committee.

Potential Cost of Termination Payments in the Event of Termination

        In the tables below, we have estimated the potential cost to us of the compensation to which each NEO would have been entitled if his employment had been terminated (1) without cause or due to death or disability or (2) in connection with a change of control, in either case effective at the end of the day on December 31, 2008.

	Compensation in Connection with a Termination without Cause, due to Death or Disability, or for Good Reason
	Cash Severance		Equity(3)	Total
Lynn A. Peterson	$700,000	(1)	$806,715	$1,506,715
James E. Catlin	$700,000	(1)	$806,715	$1,506,715
James K. Doss	$0	(2)	$342,610	$342,610

    (1)
    As noted above, upon termination without cause or for good reason, the NEO is entitled to base salary at the rate in effect on the termination date through expiration of the original term (i.e., December 31, 2010) or for 18 months, whichever is a longer period of time. Therefore, the compensation represents the NEO's base salary through December 31, 2010, which represents the end of the term of his employment agreement.

    (2)
    Because Mr. Doss is only entitled to severance in an amount equal to his base salary through the end of the then-current calendar year end, Mr. Doss would not have been entitled to any compensation in the event he were terminated effective at the end of the day on December 31, 2008.

    (3)
    As noted above, upon termination without cause or for death or disability, all unvested benefits (whether equity or cash benefits and bonuses) previously granted to the NEO (except in the case of Mr. Doss, all unvested benefits previously granted to Mr. Doss through his employment agreement) will vest immediately upon such termination.

        If a NEO terminates their employment for good reason, they are entitled to the same cash severance terms as if they were terminated without cause or due to disability, but receive no vesting of equity benefits. Accordingly, if Messrs. Peterson or Catlin terminate their employment for good reason effective as of December 31, 2008, they are entitled to a cash severance of $700,000. If Mr. Doss terminates his employment for good reason effective as of December 31, 2008, he would be entitled to a cash severance of $0. Please see the footnotes to the table above for calculation explanations.

	Compensation in Connection with a Change of Control
	Cash Severance	Equity	Total
Lynn A. Peterson	$1,450,000	$806,715	$2,256,715
James E. Catlin	$1,450,000	$806,715	$2,256,715
James K. Doss	$217,500	$342,610	$560,110

Report On Repricing Of Options

        We did not reprice any stock options during the fiscal years ended December 31, 2007 or 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of July 13, 2009 by:

  •
  our NEOs;

  •
  our directors;

  •
  all of our executive officers and directors as a group; and

  •
  each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.

        Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown. Our directors and executive officers do not have different voting rights from other shareholders.

Name	Business Address	Amount and Nature		Percentage of Class
Lynn A. Peterson	1625 Broadway, Suite 250, Denver, Colorado 80202	4,550,021	(1)(2)	4.30	%(1)
James E. Catlin	1625 Broadway, Suite 250, Denver, Colorado 80202	3,143,150	(1)(3)	2.97	%(1)
James K. Doss	1625 Broadway, Suite 250, Denver, Colorado 80202	91,000	(4)	*
Rodney D. Knutson	1625 Broadway, Suite 250, Denver, Colorado 80202	535,750	(5)	*
Don A. McDonald	1625 Broadway, Suite 220, Denver, Colorado 80202	242,500	(6)	*
Herrick K. Lidstone, Jr.	6400 South Fiddler's Green Circle, Suite 1000, Greenwood Village, Colorado 80111	262,500	(7)	*
All directors and executive officers as a group (six individuals)		8,824,921		8.19	%(1)
Jamie B. Coulter	P.O. Box 12248, Wichita, KS 67277	5,350,000		5.11	%(8)

*
Less than 1%.

(1)
Based on 104,729,431 shares outstanding as of July 13, 2009, plus any shares of common stock deemed to be beneficially owned pursuant to options and warrants that are exercisable within 60 days from the above date.

(2)
Includes 2,590,021 shares held directly by the individual, 600,000 shares held by individual's wife, 250,000 shares held by individual's child and 1,110,000 options exercisable within 60 days.

(3)
Includes 1,533,150 shares held by the individual, 500,000 shares held by the individual's wife and 1,110,000 options exercisable within 60 days.

(4)
Includes 7,000 shares held directly by the individual, 24,000 shares of restricted stock held by the individual and 60,000 options exercisable within 60 days.

(5)
Includes 248,250 shares held by the individual and 287,500 options exercisable within 60 days.

(6)
Includes 30,000 shares held by the individual and 212,500 options exercisable within 60 days.

(7)
Includes 262,500 options exercisable within 60 days.

(8)
This information is based solely on a Schedule 13G dated May 11, 2009.

        We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP

        The Audit Committee has selected the accounting firm of Hein & Associates LLP to serve as our independent registered public accounting firm for the 2009 fiscal year. We are asking our shareholders to ratify the selection of Hein & Associates LLP as our independent registered public accounting firm. Although ratification is not required by our bylaw or otherwise, the Board is submitting the selection of Hein & Associates LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. To the Company's knowledge, a representative from Hein & Associates LLP will not be present at the Annual General Meeting to take questions, although the firm will be permitted to make a statement if it so desires.

        The aggregate fees billed by the Company's external accountants, Hein & Associates LLP, in each of the last two fiscal years for professional fees are as follows:

Financial Year Ending	Audit Fees $	Audit Related Fees $	Tax Fees $		All Other Fees $		Total $
December 31, 2008	248,876	—	51,990	(1)	—	(2)	300,866
December 31, 2007	216,018	—	23,270	(1)	6,684	(2)	245,972

(1)
Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and return preparation.

(2)
The amount reported in the "All Other Fees" column represents the amount billed by our principal accountants related to their review of financial matters reported in certain filings with the SEC.

Pre-Approval Policies and Procedures

        The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services. For 2007 and 2008, all of the services related to amounts billed by the Company's external accountants were pre-approved by the Audit Committee.

Report on Audited Financial Statements

        The Audit Committee reviewed and discussed with management and the Company's independent auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent auditors that audit firm's independence from the Company and its management. Based on the review and discussions, our Board recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee of the Board Don A. McDonald, Chairman Rodney D. Knutson Herrick K. Lidstone, Jr.

The Board recommends a vote FOR the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

SHAREHOLDER PROPOSALS

        Proposals of shareholders that are intended for inclusion in our proxy statement relating to the 2010 Annual Meeting must be received by us at our office at 1625 Broadway, Suite 250, Denver, Colorado 80202, no later than March 18, 2010, which corresponds to the date that is 120 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with this year's Annual Meeting. If the date is changed by more than 30 calendar days from the anniversary date of this year's Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Such proposals must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act in order to be included in our proxy statement for that meeting.

        Shareholder proposals that are not intended to be included in our proxy materials for our 2010 Annual Meeting but that are intended to be presented by the stockholder from the floor must be received at our offices at 1625 Broadway, Suite 250, Denver, Colorado 80202 no later than June 1, 2010, which corresponds to the date that is 45 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with this year's Annual Meeting. If the date of our 2010 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year's Annual Meeting, then the deadline is a reasonable time before we send our proxy materials for that meeting.

        Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

  Kodiak Oil & Gas Corp.
  1625 Broadway, Suite 250
  Denver, Colorado 80202

  Attention: James K. Doss, Secretary

OTHER MATTERS

        As of the date of this Proxy Statement, management does not know of any other matters that will come before the meeting. However, if any other matters are properly brought before the meeting, the persons appointed in the accompanying proxy card intend to vote the shares represented thereby in accordance with their best judgment.

By Order of the Board of Directors,
/s/ JAMES K. DOSS James K. Doss Secretary

Denver, Colorado
July 13, 2009

        Please promptly sign and return the enclosed proxy card, or, if you are a non-registered/beneficial owner, please follow the instructions on your voting instruction form. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

PROXY CARD

Appointment of Proxyholder I, being a member of Kodiak Oil & Gas Corp. (the "Company") hereby appoint Lynn A. Peterson or, failing this person, James K. Doss	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of the shareholders of the Company, to be held on Thursday, August 13, 2009, at 9:00 a.m. local time, and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Lynn A. Peterson	☐	☐	02. James E. Catlin	☐	☐	03. Rodney D. Knutson	☐	☐
04. Herrick K. Lidstone, Jr.	☐	☐	05. Don McDonald	☐	☐				Fold
2. Appointment of Auditors
							For	Withhold
Ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.							☐	☐

Authorized Signature(s)—This section must be completed for your instructions to be executed.

	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		/ /

Interim Financial Statements — Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail.	☐	Annual Report — Mark this box if you would NOT like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.